Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38020) pertaining to the Grant Prideco, Inc. 401(k) Savings Plan of our report dated June 10, 2005, with respect to the financial statements and supplemental schedule of the Grant Prideco, Inc. 401(k) Savings Plan included in this annual Report (Form 11-K) as of December 31, 2004.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
June 23, 2005

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